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                                                                    EXHIBIT 99.1

                            LEXICON GENETICS REPORTS
                      SECOND QUARTER 2003 FINANCIAL RESULTS

THE WOODLANDS, TEXAS, JULY 31, 2003 - Lexicon Genetics Incorporated (Nasdaq:
LEXG), a biopharmaceutical company focused on the discovery of breakthrough treatments for human disease, today reported financial results for the three and six months ended June 30, 2003.

REVENUES: Lexicon's revenues for the three months ended June 30, 2003 were $8.9 million, a five percent decrease from $9.4 million for the corresponding period of 2002. The decrease of $0.5 million was primarily the result of higher revenues in the 2002 period from technology license agreements. For the six months ended June 30, 2003, total revenues were $17.0 million, effectively even with $17.1 million for the corresponding period of 2002. Revenues for the three months ended June 30, 2003 included:

         o subscription and license fees of $4.3 million, consisting primarily of access fees from the Company's LexVision(R) collaborations and technology license fees from sublicenses of the Company's gene targeting technology; and

         o collaborative research revenues of $4.6 million, consisting primarily of revenues from Lexicon's therapeutic protein collaborations and revenues from functional genomics collaborations with pharmaceutical and biotechnology companies.

RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses for the three months ended June 30, 2003 increased nine percent to $20.8 million from $19.0 million for the corresponding period of 2002. The increase primarily reflects the expansion of the Company's drug discovery programs. For the six months ended June 30, 2003, research and development expenses increased 13 percent to $40.6 million from $35.9 million for the corresponding period of 2002. Research and development expenses included non-cash, stock-based compensation expense of $1.3 million and $2.6 million in the three and six months ended June 30, respectively, in both 2003 and 2002.

GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses were $6.0 million for the three months ended June 30, 2003 even with the $6.0 million in the corresponding period of 2002. For the six months ended June 30, 2003, general and administrative expenses decreased two percent to $11.8 million from $12.0 million for the corresponding period of 2002. General and administrative expenses included non-cash, stock-based compensation expense of $1.3 million and $2.6 million in the three and six months ended June 30, respectively, in both 2003 and 2002.

INTEREST AND OTHER INCOME, NET: Interest and other income, net decreased to $0.2 million in the three months ended June 30, 2003 from $0.7 million in the corresponding period of 2002 due to lower average cash and investment balances, lower average interest rates, and the accrual of interest expense under the December 2002 loan from Genentech, Inc. For the six months ended June 30, 2003, interest and other income, net decreased to $0.6 million from $1.8 million in the corresponding period of 2002.

NET LOSS: Net loss was $17.6 million, or $0.34 per share, in the three months ended June 30, 2003, compared to a net loss of $14.9 million, or $0.29 per share, in the corresponding period of 2002. For the six months ended June 30, 2003, net loss was $34.8 million, or $0.66 per share, compared to a net loss of $29.0 million, or $0.56 per share, in the corresponding period of 2002. Excluding non-cash, stock-based compensation charges, net loss for the three months and six months ended June 30, 2003 was $15.1 million and $29.7 million, respectively, or $0.29 and $0.57 per share, compared to a net loss of $12.4 million and $23.9 million, or $0.24 and $0.46 per share, for the corresponding periods of 2002.

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As a complement to reporting net loss and net loss per common share in accordance with generally accepted accounting principles, or GAAP, Lexicon provides net loss and net loss per common share results excluding non-cash, stock-based compensation. Lexicon uses these measures in establishing budgets and believes they are useful in measuring the performance of the Company's business. A reconciliation of these results to GAAP is included in the selected financial data set forth below.

CASH AND INVESTMENTS: As of June 30, 2003, Lexicon had approximately $95.6 million in cash and investments, including restricted cash and investments, compared to $107.6 million as of March 31, 2003 and $123.1 million as of December 31, 2002. Restricted cash and investments were $57.7 million on each of these dates. In July 2003, Lexicon completed a 10.0 million share common stock offering, raising a total of $49.0 million in net proceeds.

"Fortified with additional capital, we look forward to continued successful implementation of our drug discovery business model in the second half of 2003," said Julia P. Gregory, executive vice president and chief financial officer of Lexicon. "We have a significant opportunity to commercialize our breakthrough discoveries and form major drug discovery alliances in selected therapeutic areas."

SECOND QUARTER 2003 HIGHLIGHTS:

"During the second quarter, we built significant momentum as we moved aggressively along the drug development pathway," said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Lexicon. "We appointed two key additions to our clinical development team, Dr. Philip Brown as vice president of clinical development and Dr. William Heydorn as vice president of preclinical development. These individuals along with Dr. Alan Nies, chairman of Lexicon's medical advisory board and former head of clinical sciences at Merck, are in position to rapidly and efficiently advance our promising drug discovery programs."

DISCOVERY OF A DRUG TARGET FOR LEARNING AND MEMORY: Lexicon announced the discovery of a new in vivo-validated drug target for learning and memory that could have applications in Alzheimer's and other cognitive disorders. Lexicon scientists discovered that inhibiting the LG617 protein in knockout mice resulted in a statistically significant increase in performance in a test of learning and memory, even as they age. Lexicon's LG617 gene encodes a membrane protein that is expressed only in the brain. Lexicon scientists are currently working to develop small molecule drugs against the human target that could have the potential to increase learning, attention and/or memory in patients with various disorders associated with cognitive impairment.

APPOINTMENT OF VICE PRESIDENTS OF PRECLINICAL AND CLINICAL DEVELOPMENT: Lexicon appointed Philip M. Brown, M.D., J.D. as vice president of clinical development and William E. Heydorn, Ph.D. as vice president of preclinical development. Dr. Brown brings Lexicon more than a decade of experience in managing medical affairs, drug safety and clinical programs in the pharmaceutical industry, having advanced compounds from preclinical studies into clinical development and managed programs from IND through product commercialization. Dr. Heydorn brings Lexicon more than 15 years of experience in preclinical and clinical drug development, pharmaceutical operations, project management and regulatory affairs in the pharmaceutical industry, having been responsible for filing new drug applications (NDAs) for candidates in depression, anxiety, Alzheimer's disease, hypertension and acute pain.

LICENSED GENE TARGETING TECHNOLOGY TO AVENTIS PHARMACEUTICALS INC.: Lexicon granted Aventis Pharmaceuticals Inc. a non-exclusive sublicense under patents covering the use of Lexicon's gene targeting technologies for use in Aventis' internal research.

RECEIVED COMPUTERWORLD 21ST CENTURY ACHIEVEMENT AWARD FOR MEDICINE: Lexicon received Computerworld's 2003 21st Century Achievement Award for visionary use of information technology in medicine. Lexicon was chosen by a panel of distinguished judges from more than 400 nominations submitted this year.


                                       5
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LEXICON CONFERENCE CALL:

Dr. Arthur T. Sands, president and chief executive officer, and Julia P. Gregory, executive vice president and chief financial officer, will review Lexicon's operating highlights and financial results for the six months ended June 30, 2003 and will discuss the company's expectations for the third quarter in a telephone conference call at 5:00 p.m. EDT today, July 31, 2003.

The audio web cast can be heard by logging on to www.lexicon-genetics.com. It will be archived and available for review on line through August 7, 2003.

Conference call participants may dial: 888/855-5428 (domestic USA), 719/457-2665 (international). A replay of the call will be available through August 7, 2003. Replay numbers: 888/203-1112 (domestic USA), 719/457-0820 (international). Pass code for all callers: 455458.

ABOUT LEXICON GENETICS

Lexicon Genetics is a biopharmaceutical company focused on the discovery of breakthrough treatments for human disease. Lexicon is using gene knockout technology to systematically discover in living mammals, or in vivo, the physiological functions and pharmaceutical utility of genes. The Company's gene function discoveries fuel therapeutic discovery programs in diabetes, obesity, cardiovascular disease, immune disorders, neurological disease and cancer. Lexicon has established drug discovery alliances and functional genomics collaborations with leading pharmaceutical and biotechnology companies, research institutes and academic institutions throughout the world to commercialize its technology and turn its discoveries into drugs. Additional information about the Company is available through Lexicon's corporate website, www.lexicon-genetics.com.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements," including statements about Lexicon's growth and future operating results, discovery and development of products, strategic alliances, and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to Lexicon's ability to develop drug candidates from its discoveries, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, that may cause Lexicon's actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under "Factors Affecting Forward-Looking Statements" and "Business - Risk Factors" in Lexicon's annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

CONTACT FOR LEXICON GENETICS:
Chas Schultz, Director
Investor Relations and Financial Analysis
281/863-3421
cschultz@lexgen.com

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                          LEXICON GENETICS INCORPORATED

                             SELECTED FINANCIAL DATA

                                                                               THREE MONTHS ENDED           SIX MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS DATA                                         JUNE 30,                    JUNE 30,
(In thousands, except per share data)                                        2003            2002          2003            2002
                                                                          ----------      ----------    ----------      ----------
                                                                                  (UNAUDITED)                   (UNAUDITED)
Revenues:
   Subscription and license fees .......................................  $    4,310      $    4,975    $    7,412      $    8,370
   Collaborative research ..............................................       4,590           4,267         9,583           8,523
   Compound libraries and other ........................................          21             169            32             174
                                                                          ----------      ----------    ----------      ----------
     Total revenues ....................................................       8,921           9,411        17,027          17,067
Operating expenses:
   Research and development, including stock-based compensation of
     $1,285, $1,267, $2,555 and $2,574, respectively ...................      20,794          19,032        40,628          35,896
   General and administrative, including stock-based compensation of
     $1,276, $1,276, $2,552 and $2,558, respectively ...................       5,979           6,019        11,783          11,988
                                                                          ----------      ----------    ----------      ----------
     Total operating expenses ..........................................      26,773          25,051        52,411          47,884
                                                                          ----------      ----------    ----------      ----------
Loss from operations ...................................................     (17,852)        (15,640)      (35,384)        (30,817)
Interest and other income ..............................................         316             702           784           1,822
Interest expense .......................................................         (83)             (2)         (164)             (4)
                                                                          ----------      ----------    ----------      ----------

Net loss ...............................................................  $  (17,619)     $  (14,940)   $  (34,764)     $  (28,999)
                                                                          ==========      ==========    ==========      ==========
Adjustment for stock-based compensation (1) ............................       2,561           2,543         5,107           5,132
                                                                          ----------      ----------    ----------      ----------
Net loss, excluding stock-based compensation (1) .......................  $  (15,058)     $  (12,397)   $  (29,657)     $  (23,867)
                                                                          ==========      ==========    ==========      ==========

Net loss per common share, basic and diluted ...........................  $    (0.34)     $    (0.29)   $    (0.66)     $    (0.56)
                                                                          ==========      ==========    ==========      ==========

Net loss per common share, excluding stock-based compensation (1) ......  $    (0.29)     $    (0.24)   $    (0.57)     $    (0.46)
                                                                          ==========      ==========    ==========      ==========
Shares used in computing net loss per common share .....................      52,496          52,250        52,434          52,188

CONSOLIDATED BALANCE SHEET DATA                                                AS OF JUNE 30,        AS OF DECEMBER 31,
(In thousands)                                                                      2003                    2002
                                                                             ------------------      ------------------
                                                                                 (UNAUDITED)
Cash and investments, including restricted cash and investments of
   $57,708 and $57,710, respectively ...................................     $           95,636      $          123,096
Property and equipment, net ............................................                 34,401                  37,362
Goodwill ...............................................................                 25,798                  25,798
Intangible assets other than goodwill, net .............................                  3,640                   4,240
Total assets ...........................................................                173,394                 201,772
Deferred revenue .......................................................                 17,038                  18,647
Long-term debt .........................................................                  4,000                   4,000
Deferred stock compensation ............................................                 (5,988)                (11,106)
Accumulated deficit ....................................................               (184,509)               (149,745)
Total stockholders' equity .............................................                140,322                 169,902

(1) In addition to reporting net loss and net loss per common share in accordance with generally accepted accounting principles, or GAAP, Lexicon provides net loss and net loss per common share excluding non-cash, stock-based compensation expense.